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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
TippingPoint Technologies, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 333-35146 and No. 333-68280), on Form S-8 of TippingPoint Technologies, Inc. of our report dated March 15, 2002, related to the balance sheets of TippingPoint Technologies, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and the period from January 12, 1999 through December 31, 1999, which report appears in the December 31, 2001 annual report on Form 10-K of TippingPoint Technologies, Inc.

                                   /s/ KPMG LLP

March 27, 2002